UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2004

ViroLogic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30369	94-3234479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Oyster Point Blvd. South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 635-1100

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2004 we entered into a Second Amendment to Sublease (the “Second Amendment”), dated (for reference purposes) October 1, 2004, with diaDexus, Inc., a Delaware corporation, amending our lease with diaDexus for our offices located at 343 Oyster Point Boulevard, South San Francisco, California. The Second Amendment extends the term of our lease to December 31, 2006 from December 31, 2004, provides us with an option to sublease additional space, and provides us with an option to further extend the term of the lease to December 31, 2007. A copy of the Second Amendment has been filed as Exhibit 99.1 to this 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Second Amendment to Sublease, dated as of October 1, 2004, by and between diaDexus, Inc and ViroLogic, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ViroLogic, Inc.

By:	/s/ Kathy L. Hibbs, Esq.
Kathy L. Hibbs, Esq. Vice President General Counsel

Date: November 4, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Second Amendment to Sublease, dated as of October 1, 2004, by and between diaDexus, Inc and ViroLogic, Inc.